UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017 (April 27, 2017)

Emerald Expositions Events, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.  Entry into a Material Definitive Agreement.

On April 27, 2017 in connection with the pricing of the initial public offering of common stock (the “IPO”) of Emerald Expositions Events, Inc. (the “Company”) and as contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-217091), as amended (the “Registration Statement”), the Company entered into an Amended and Restated Stockholders’ Agreement with parties affiliated with its majority stockholder, including Onex US Principals LP, Onex Advisor Subco III LLC, Onex Partners III LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex Expo SARL and Onex Partners III GP LP.  The Amended and Restated Stockholders’ Agreement is attached hereto as Exhibit 10.1, and a summary of certain provisions of the Amended and Restated Stockholders’ Agreement is set forth under the caption “Certain Relationships and Related Party Transactions—Stockholders’ Agreement” in the Prospectus filed by the Company pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on May 1, 2017 (the “IPO Prospectus”).  Such description is incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2017, in connection with the pricing of the IPO, the Company filed its Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware and the Company’s Amended and Restated By-laws (the “By-laws”) became effective, each as contemplated by the Registration Statement.  The Charter, among other things, provides that the Company’s authorized capital stock consists of 800,000,000 shares of common stock, par value $0.01 per share and 80,000,000 shares of preferred stock, par value $0.01 per share.  The Charter is attached hereto as Exhibit 3.1, and a summary of certain provisions of the Charter is set forth under the caption “Description of Capital Stock” in the IPO Prospectus.  Such description is incorporated by reference herein.  The By-laws are attached hereto as Exhibit 3.2, and a summary of certain provisions of the By-laws is set forth under the caption “Description of Capital Stock” in the IPO Prospectus.  Such description is incorporated by reference herein.

Item 8.01. Other Events.

On May 3, 2017, the Company completed the initial public offering of its common stock. The Company sold a total of 10,333,333 shares of common stock, for total net proceeds to the Company of approximately $159.2 million after deducting underwriting discounts and commissions and expenses associated with the offering, and the selling stockholders sold a total of 7,491,667 shares of common stock, which number of shares includes the exercise in full by the underwriters of their option to purchase additional shares from the selling stockholders, for total net proceeds to the selling stockholders of approximately $119.4 million.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, dated as of April 27, 2017.

3.2	Amended and Restated Bylaws of the Company, effective as of April 27, 2017.

10.1
Amended and Restated Stockholders’ Agreement, among Emerald Expositions Events, Inc., Onex US Principals LP, Onex Advisor Subco III LLC, Onex Partners III LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex Expo SARL and Onex Partners III GP LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, dated as of April 27, 2017.

3.2	Amended and Restated Bylaws of the Company, effective as of April 27, 2017.

10.1
Amended and Restated Stockholders’ Agreement, among Emerald Expositions Events, Inc., Onex US Principals LP, Onex Advisor Subco III LLC, Onex Partners III LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex Expo SARL and Onex Partners III GP LP.